EXHIBIT 3.161

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:03 AM 01/12/2002
010135411 – 3370552

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

RADNOR PROPERTIES-SDC, L.P.

          THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

          FIRST: The name of the limited partnership is Radnor Properties-SDC, L.P.

          SECOND: The name and address of the Registered Agent is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808.

          THIRD: The name and mailing address of the general partner is as follows:

Radnor GP-SDC, L.L.C.
Plymouth Meeting Office Campus
600 W. Germantown Pike, Suite 221
Plymouth Meeting, PA 19462

          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of Radnor Properties-SDC, L.P. as of the 19th day of March, 2001.

GENERAL PARTNER:

RADNOR GP-SDC, L.L.C.

By:	/s/ Frank J. Ferro

Frank J. Ferro, Executive Vice President